Exhibit 10.02

395 Page Mill Road, Building 3 | Palo Alto, CA 94304

Amendment
to
Employment Offer Letter

July 31, 2019

Arun C. Murthy
517A Porpoise Bay Terrace
Sunnyvale CA 94089

Dear Arun:

You previously entered into an employment offer letter with Cloudera (the “Company”), dated on or about December 31, 2018 (the “Offer Letter”). This letter amends the Offer Letter (the “Amendment”), effective as of the date that this Amendment is signed by both you and the Company.
You and the Company agree that the final sentence of the second paragraph Section 3(c) of the Offer Letter is deleted and replaced in its entirety with the following:

“The remaining 20% of the Retention RSUs will vest 50% on December 15, 2019 and 50% on December 15, 2020 subject to your continued employment through such dates.”
Any capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer Letter. Except as specifically set forth above, all terms and conditions of the Offer Letter shall remain in full force and effect. In the event of any inconsistency or conflict between the provisions of the Offer Letter and this Amendment, the provisions of this Amendment shall govern.

AGREED AND ACCEPTED        CLOUDERA, INC.

/s/ Arun C. Murthy                    /s/ David Middler
Arun C. Murthy        David Middler
General Counsel